Exhibit 99.1

Zynex Announces 2013 Year End Results

LONE TREE, Colo. — March 27, 2013 — Zynex, Inc. (OTCQB: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, stroke rehabilitation, neurological diagnostics, and compound pharmacy, announced today its year end 2013 financial results.

President and CEO Commentary:

Thomas Sandgaard, CEO stated: “Health care reform had a major impact on our financial results for 2013, which resulted in a 45% decrease in our net revenue, as compared to 2012, and a net loss. In the face of industry changes, we had to reinvent ourselves by streamlining processes and introducing new products into our existing sales channels. In our Zynex Medical subsidiary, we modified our sales process and introduced new programs, and have already begun to see orders increase for our electrotherapy products. During the latter part of 2013, we commenced operations for a non-sterile compound pharmacy, creating a full service pain management solution for the market; now offering topical and transdermal pain creams in complement with our existing electrotherapy pain management products. We are fully licensed by the State of Colorado and the Drug Enforcement Agency (DEA) and have obtained 25 state pharmacy licenses to date, and are in the process of obtaining licenses for all 50 states.”

Mr. Sandgaard continued: “In Zynex NeuroDiagnostics, which are all business to business sales and not dependent on insurance reimbursement, we continue to focus on the sale and distribution of electroencephalography (EEG) devices. In our Zynex Billing and Consulting division we are working to add contracts from medical practitioners to further increase our service based revenue in the year ahead. Our Neuromove and Nexwave products recently received FDA equivalent approval in Russia, and our Neuromove product recently received SFDA approval in China. We intend to focus on these international markets and have added new international distributors in Russia and China with the hope of increasing sales in 2014. We made the decision to slow the investment in our blood volume monitor project being developed in our Zynex Monitoring Solutions subsidiary, but will continue to evaluate trial results and our proprietary algorithm based on our profitability and cash flow during 2014.”

Mr. Sandgaard concluded: “Looking forward to 2014, we believe we have modified our business to compete in this new health care environment and are very excited about the revenue and profit possibilities with our in-house compound pharmacy. We also believe our cost structure is in line with revenue expectations for 2014 and that we will be back to profitability in 2014.”

Summary of Financial Results:

The Company’s net revenue decreased 45% to $21,684,000 for 2013 from $39,666,000 for 2012. The decline in net revenue for 2013, as compared to 2012, was a direct result of the decline in orders from the Company’s Zynex Medical electrotherapy products impacted by health care reform, and coverage and reimbursement changes that negatively affected demand for the Company’s electrotherapy products.

The Company reported a gross profit of $13,544,000, or 62% of net revenue for 2013, as compared to a gross profit of $30,896,000, or 78% of net revenue for 2012. The decrease in the Company’s gross profit percentage for 2013, as compared to 2012, was primarily a result of lower sales volume for the period, as the Company had less net revenue to cover manufacturing and fixed costs, and also includes incremental expenses incurred because of inventory write-offs due to excess quantities remaining in the field caused by changes in our sales force.

The Company reported Selling, General and Administrative (SG&A) expenses of $21,144,000, or 98% of net revenue for 2013, as compared to $28,159,000, or 71% of net revenue, for 2012. Decreases in the Company’s SG&A expenses during 2013, as compared to 2012, were primarily attributable to lower sales commissions, based on the decrease in orders and net revenue, and a reduction in headcount to adjust fixed expenses to the lower level in revenue.

The Company generated a 2013 loss from operations of $7,600,000, loss before income taxes of $8,130,000, net loss of $7,301,000, and a net loss per share of $0.23, versus a 2012 income from operations of $2,737,000, income before income taxes of $2,336,000, net income of $1,553,000 and a net income per share of $0.05.

The Company’s cash balance and outstanding line of credit as of December 31, 2013 was $323,000 and $5,820,000, respectively, as compared to a cash balance and outstanding line of credit as of December 31, 2012 of $823,000 and $5,906,000.

Conference Call and Webcast Information:

Zynex, Inc. will host an earnings conference call and webcast at 9:00 a.m. MST (11:00 a.m. EST) today to discuss its 2013 year end results. Please note questions can only be submitted via the webcast user interface. Parties without access to the internet may join the presentation in listen only mode by dialing the toll free number provided below.

Webcast Information- http://www.visualwebcaster.com/event.asp?id=98432

Conference Call Information- 888-359-3627, pass-code 6570138

Highlights from the year ended 2013 consolidated financial statements:

(unaudited, amounts in thousands, except per share amounts)

	Year Ended December 31,
	2013	2012
Net revenue	$21,684	$39,666
Gross profit	13,544	30,896
(Loss) Income from operations	(7,600)	2,737
(Loss) income before income taxes	(8,130)	2,336
Net (loss) income	(7,301)	1,553
Adjusted EBITDA (1)	(4,846)	3,597
Net (loss) income per share – basic and diluted	$(0.23)	$0.05
Weighted average number of common shares outstanding — common	31,152,015	30,062,428
Weighted average number of common shares outstanding — diluted	31,152,015	31,222,126

(1)	Reconciliation of unaudited U.S. Generally Accepted Accounting Principles (GAAP) Net income to Adjusted Earnings Before Interest Taxes Depreciation, and Amortization (Adjusted-EBITDA)

	Year Ended December 31,
	2013	2012
Net income	$(7,301)	$1,553
Interest expense	607	435
Income tax (benefit) expense	(790)	788
Depreciation and amortization	889	962
Change in value of contingent consideration	(94)	(31)
Goodwill and intangible asset impairment	411	—
Deferred rent	1,299	(296)
Stock-based compensation expense	133	186

Adjusted EBITDA	$(4,846)	$3,597

About Zynex

Zynex, founded in 1996, operates under five primary business segments: Zynex Medical, NeuroDiagnostics, Monitoring Solutions, International, and Billing and Consulting. Zynex Medical engineers, manufactures, markets and sells its own design of electrotherapy medical devices used for pain management and rehabilitation and the company’s proprietary NeuroMove device designed to help recovery of stroke and spinal cord injury patients. Zynex Medical’s product lines are fully developed, FDA-cleared and commercially sold world-wide. Zynex Medical also operates a non-sterile compound pharmacy providing topical and transdermal pain creams. Zynex NeuroDiagnostics sells and distributes EMG, EEG, sleep pattern, auditory and nerve conductivity neurological devices. Zynex Monitoring Solutions, currently in the development stage, was established to develop and market medical devices for non-invasive cardiac monitoring. Zynex International is dedicated to supporting sales and marketing of Zynex products worldwide through a network of medical distributors. Zynex Billing and Consulting division provides medical billing and consulting service for offices and hospitals.

For additional information, please visit: www.ir-site.com/zynex.

Safe Harbor Statement

Certain statements in this release are “forward-looking” and as such are subject to numerous risks and uncertainties. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain additional capital in order to grow our business, the success of our compound pharmacy and international expansion efforts, our ability to engage additional sales representatives, the success of such additional sales representatives, the need to obtain FDA clearance and CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement from insurance companies for products sold or rented to our customers, acceptance of our products by health insurance providers, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the uncertain outcome of pending material litigation and other risks described in our filings with the Securities and Exchange Commission including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012.

Contact: Zynex, Inc. 303-703-4906

ZYNEX, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	December 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash	$323	$823
Accounts receivable, net	7,033	12,224
Inventory, net	5,002	6,160
Prepaid expenses	346	243
Deferred tax assets, net	72	1,855
Income tax receivable	893	—
Other current assets	35	57

Total current assets	13,704	21,362
Property and equipment, net	2,891	3,705
Deposits	400	171
Deferred financing fees, net	48	98
Intangible assets, net	178	349
Goodwill	—	251

Total assets	$17,221	$25,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$5,820	$5,906
Current portion of notes payable and other obligations	92	144
Accounts payable	2,743	2,057
Income taxes payable	96	1,430
Accrued payroll and payroll taxes	607	899
Deferred rent	—	371
Current portion of contingent consideration	7	21
Other accrued liabilities	319	1,265

Total current liabilities	9,684	12,093
Notes payable and other obligations, less current portion	150	114
Deferred rent	2,454	785
Deferred tax liabilities, net	72	786
Warranty liability	13	20
Contingent consideration, less current portion	—	83

Total liabilities	12,373	13,881

Stockholders’ Equity:
Preferred stock; $.001 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 31,171,234 (2013) and 31,148,234 (2012) shares issued and outstanding	31	31
Paid-in capital	5,586	5,453
Retained (deficit) earnings	(735)	6,566

Total Zynex, Inc. stockholders’ equity	4,882	12,050
Noncontrolling interest	(34)	5

Total Stockholders’ equity	4,848	12,055

	$17,221	$25,936

ZYNEX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

YEARS ENDED DECEMBER 31,

	2013	2012
Net revenue:
Rental	$5,270	$8,917
Sales	16,414	30,749

	21,684	39,666

Cost of revenue:
Rental	1,373	1,283
Sales	6,767	7,487

	8,140	8,770

Gross profit	13,544	30,896
Selling, general and administrative expense	21,144	28,159

(Loss) income from operations	(7,600)	2,737

Other income (expense):
Interest expense	(607)	(435)
Other income	77	34

	(530)	(401)

(Loss) income before income taxes	(8,130)	2,336
Income tax benefit (expense)	790	(788)

Net (loss) income	(7,340)	1,548
Plus: Net loss – noncontrolling interest	39	5

Net (loss) income – attributable to Zynex, Inc.	$(7,301)	$1,553

Net (loss) income per share – attributable to Zynex, Inc.:
Basic	$(0.23)	$0.05

Diluted	$(0.23)	$0.05

Weighted average number of common shares outstanding:
Basic	31,152,015	31,062,428

Diluted	31,152,015	31,222,126

ZYNEX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS IN THOUSANDS)

YEARS ENDED DECEMBER 31,

	2013	2012
Cash flows from operating activities:
Net (loss) income	$(7,340)	$1,548
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation expense	708	831
Change in the value of contingent consideration	(94)	(31)
Provision for losses on accounts receivable	469	485
Amortization of intangible assets	131	81
Impairment of intangible assets	160	—
Impairment of goodwill	251	—
Amortization of financing fees	50	50
Issuance of common stock for services	—	20
Provision for obsolete inventory	97	573
Write-off of field inventory	1,340	—
Deferred rent	1,299	(296)
Employee stock-based compensation expense	133	166
Deferred tax expense (benefit)	1,069	(168)
Changes in operating assets and liabilities, net of business acquisitions (2012):
Accounts receivable	4,722	(1,725)
Inventory	(279)	(2,070)
Prepaid expenses	(103)	50
Income tax receivable	(893)	—
Deposits and other current assets	(207)	(12)
Accounts payable	686	(132)
Accrued liabilities	(1,247)	(112)
Income taxes payable	(1,334)	(137)

Net cash used in operating activities	(382)	(879)

Cash flows from investing activities:
Purchases of equipment and inventory used for rental	(644)	(756)
Change in inventory used for rental	764	(565)
Payments on contingent consideration	(3)	—
Cash paid for domain name	—	(18)
Cash paid for acquisition of NeuroDyne	—	(245)

Net cash provided by (used in) investing activities	117	(1,584)

Cash flows from financing activities:
Net borrowings on line of credit	(86)	2,617
Deferred financing fees	—	(2)
Payments on notes payable and capital lease obligations	(149)	(131)
Issuance of common stock	—	13

Net cash (used in) provided by financing activities	(235)	2,497

Net (decrease) increase in cash	(500)	34
Cash at the beginning of the period	823	789

Cash at the end of the period	$323	$823

Supplemental cash flow information:
Interest paid	$561	$352
Income taxes paid (including interest and penalties)	$399	$1,127
Supplemental disclosure of non-cash investing and financing activities:
Equipment acquired through note payable and capital lease	$137	$—
Common stock issuances for business acquisition	$—	$158
Increase in contingent consideration for business acquisition	$—	$135
Contribution of property and equipment by noncontrolling interest	$—	$10